SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-RECOVERY ENGR INC

          GABELLI FOUNDATION
                                 9/29/99           20,000-           35.2500
          MJG ASSOCIATES, INC.
                                 9/29/99            1,600-           35.2500
          GABELLI INTERNATIONAL LTD
                                 9/29/99           16,000-           35.2500
          GAMCO INVESTORS, INC.
                                 9/29/99           50,000-           35.2500
                                 9/29/99          183,200-           35.2500
          GABELLI ASSOCIATES LTD
                                 9/29/99          105,000-           35.2500
          GABELLI FUND, LDC
                                 9/29/99            2,000-           35.2500
          GABELLI ASSOCIATES FUND
                                 9/29/99          198,600-           35.2500
          GABELLI FUNDS, LLC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/29/99          125,000-           35.2500
               THE GABELLI ABC FUND
                                 9/29/99          200,000-           35.2500















          (1) THE TRANSACTIONS ON 9/29/99 WERE IN CONNECTION WITH THE TENDER OFFER DESCRIBED IN ITEM 5(A) OF THIS AMENDMENT TO SCHEDULE 13D.



          (2) PRICE EXCLUDES COMMISSION.